                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

 Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                        (Amendment No. _________________)

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Filed by a Party other than the Registrant [ ]

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[ ]  Confidential,  for  Use  of the  Commission  Only  (as  permitted  by  Rule
     14a-6(e)(2))

[ ]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Sec. 240.14a-12

                           DELAWARE GROUP INCOME FUNDS
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

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     previously.  Identify the previous filing by registration statement number,
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                       LINCOLN NATIONAL INCOME FUND, INC.

                               2005 Market Street

                             Philadelphia, PA 19103
                                                                   May 11, 2006
                         SPECIAL MEETING OF SHAREHOLDERS
                             YOUR VOTE IS IMPORTANT
DEAR SHAREHOLDER:

We previously  sent you proxy  materials for the Special Meeting of Shareholders of Lincoln  National  Income Fund,  Inc. (the  "Company")  scheduled for June 1,
2006.

We have not yet received your proxy for this important  meeting.  We are writing today to remind you to promptly vote your shares.  Your vote is very  important.
Telephone and internet voting options are available as described in the enclosed materials.

                                 MERGER PROPOSAL

The meeting has been called to approve a  reorganization  transaction  that will result in your shares of the Company  being  exchanged  for those of an open-end fund in the Delaware  Investments Family of Funds called Delaware Corporate Bond
Fund,  a series of  Delaware  Group  Income  Funds,  that has  investment  goals comparable to the Company's. If approved, you will receive, in exchange for your shares in the Company,  Class A Shares of the Delaware Corporate Bond Fund equal in value to the  aggregate  net asset value of your shares in the  Company.  The proposed  transaction  is  expected  to be  tax-free.  Your  Board of  Directors unanimously recommends that you vote "FOR" this proposal.

                             YOUR VOTE IS IMPORTANT

Please be certain that your shares are represented and voted. You may vote today by telephone or internet as described in your mailing package. You also may vote by  signing,  dating  and  promptly  returning  the  enclosed  proxy  or  voting instruction  form in the  postage-paid,  envelope  provided.  Your  vote is very important, so please vote at your earliest convenience.

We appreciate your participation and continued support.

                                                Sincerely,

                                                /s/ PATRICK P. COYNE
                                                PATRICK P. COYNE
                                                PRESIDENT

                                    IMPORTANT

Prompt voting will save your Company additional  solicitation costs. If you have any questions or need  assistance,  please call D. F. King & Co., Inc., which is assisting your Company, toll-free, at 1-800-628-8510.